UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 22, 2012
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

Access National Corporation (the “Company”) (Nasdaq: ANCX) held its Annual Meeting of Shareholders on May 22, 2012, at which two (2) proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 16, 2012. Below are the final results for each proposal.

Proposal 1
The Company’s shareholders elected two (2) Class I directors to serve until the 2015 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

	For	Withhold	Broker Non-Votes
Michael W. Clarke	6,844,668	24,335	2,659,964
James L. Jadlos	6,842,590	26,413	2,659,964

The following Class II and Class III directors, whose terms expire in 2013 and 2014, respectively, continued in office: Class II – Robert C. Shoemaker and Thomas M. Kody; Class III – John W. Edgemond and Martin S. Friedman.

Proposal 2
The Company’s shareholders ratified the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2012. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
9,520,001	1,874	7,091	-0-

No other matters were voted on at the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	May 25, 2012	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer